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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We hereby consent to the use in this Registration Statement on Form S-1 of our report, dated May 10, 1999, relating to the consolidated financial statements and to the schedule of Pemstar Inc. We also consent to the reference to our Firm under the captions "Unaudited Pro Forma Consolidated Financial Data," "Selected Consolidated Financial Data," and "Experts" in the Prospectus. We also consent to the use in this Amendment No. 1 to Registration Statement (Form S-1 No. 333-00000) of our report relating to the financial statements of Quadrus Manufacturing, a Division of Bell Microproducts, Inc.

                                          /s/ McGLADREY & PULLEN, LLP

Rochester, Minnesota

June 21, 2000